UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 9, 2010
Analog Devices, Inc.

(Exact name of registrant as specified in its charter)

Massachusetts	1-7819	04-2348234

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation	File Number)	Identification No.)

One Technology Way, Norwood, MA	02062

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (781) 329-4700

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
Voting Results.
At the Annual Meeting of Shareholders of Analog Devices, Inc. (the “Company”), held on March 9, 2010 (the “Annual Meeting”), the proposals listed below were submitted to a vote of the shareholders. The proposals are described in the Company’s definitive proxy statement for the Annual Meeting. Each of the proposals was approved by the shareholders pursuant to the voting results set forth below.
Proposal 1 — The election of ten nominees to the Company’s Board of Directors each for a term of one year.
The ten (10) nominees named in the definitive proxy statement were elected to serve as directors until the 2011 annual meeting. Information as to the vote on each director standing for election is provided below:

	Votes	Votes	Votes	Broker
Nominee	For	Against	Abstaining	Non-Votes
Ray Stata	226,275,176	15,232,101	116,863	18,774,222
Jerald G. Fishman	226,711,614	14,657,726	254,800	18,774,222
James A. Champy	228,629,098	12,336,847	658,194	18,774,223
John L. Doyle	224,263,658	16,920,773	439,709	18,774,222
John C. Hodgson	228,594,215	12,319,266	710,658	18,774,223
Yves-Andre Istel	227,747,778	13,332,380	543,981	18,774,223
Neil Novich	227,933,451	12,975,838	714,850	18,774,223
F. Grant Saviers	226,994,851	13,936,600	692,688	18,774,223
Paul J. Severino	228,744,714	12,215,983	663,443	18,774,222
Kenton J. Sicchitano	228,762,733	12,330,821	530,585	18,774,223
Proposal 2 — The ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending October 30, 2010.
     The voting results were as follows:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
256,568,350	3,544,952	285,060	0

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 11, 2010	ANALOG DEVICES, INC.
	By:	/s/ Margaret K. Seif
Margaret K. Seif
Vice President, General Counsel and Secretary